UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2009

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-142546-29	98-0366864
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective June 19, 2009, Mr. David E. Berger resigned as Senior Vice President and Corporate Controller of The Nielsen Company B.V. (“Nielsen”), having held the position since August 2005. In this position, Mr. Berger served as Nielsen’s designated principal accounting officer for Securities and Exchange Commission reporting purposes.

(c) On June 19, 2009, Nielsen announced that Mr. Jeffrey R. Charlton, 48, was appointed as Nielsen’s Senior Vice President and Corporate Controller, effective immediately. Mr. Charlton will serve as Nielsen’s designated principal accounting officer for Securities and Exchange Commission reporting purposes. Previously, Mr. Charlton had served as Nielsen’s Senior Vice President of Corporate Audit since joining the Company in November 2007. Prior to joining Nielsen, he spent 11 years with the General Electric Company in various Corporate and Divisional finance roles. Prior to joining GE, Mr. Charlton was employed by PepsiCo, from November 1993 until 1996, and began his career in 1983 with the public accounting firm of KPMG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 19, 2009

THE NIELSEN COMPANY B.V.

By:	/s/ Jeffrey R Charlton

Name: Jeffrey R Charlton Title: Senior Vice President and Corporate Controller (Principal Accounting Officer)